Exhibit 10.2

FIRST AMENDMENT

TO THE

EMPLOYMENT AGREEMENT

OF

JAMES F. VERHEY

This First Amendment to the Employment Agreement of James F. Verhey (“Amendment”) is made and entered into effective November 4, 2009, by and between JAMES F. VERHEY (“Employee”) and BUSINESS STAFFING, INC. (the “Company”).

RECITALS

A. Employee is currently employed by the Company pursuant to that certain Employment Agreement by and between the Company and Employee dated effective January 1, 2007 (the “Employment Agreement”).

B. Employee and the Company desire to clarify the Employment Agreement my amending the Employment Agreement by this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

1. AMENDMENT OF PARAGRAPHS 7 AND 7.a. Paragraphs 7 and 7.a. of the Employment Agreement are hereby amended by their deletion in their entirety and substituted therefore are the following new Paragraphs 7 and 7.a. the parties hereto agree as follows:

7. COMPENSATION PAYABLE UPON TERMINATION WITHOUT CAUSE. In the event Employee is terminated by the Company (or the Company allows this Agreement to expire) for any reason except for “cause”, as “cause” is defined in Paragraph 11 below, the Company shall pay to Employee the following compensation and Employee shall receive the following benefits as severance benefits:

a. Employee shall be paid two (2) years of annual base salary except in the event of death as provided in Paragraph 14 below;

2. AMENDMENT OF FIRST SENTENCE OF PARAGRAPH 14. The first sentence of Paragraph 14 is hereby amended by its deletion in its entirety and substituted therefore is the following new first sentence for Paragraph 14:

In the event of Employee’s death, Kaiser shall pay to Employee’s personal representative or his estate, Employee’s salary and benefits through the end of the month in which the death occurred plus the compensation and benefits that would be payable to Employee as provided in Paragraph 7 of this Agreement, except that any compensation that would be payable to Employee as provided in Paragraph 7.a. of this Agreement shall not be payable upon death.

3. RATIFICATION OF EMPLOYMENT AGREEMENT AS AMENDED. The Employment Agreement is not amended in any respect except as expressly provided herein, and the Employment Agreement as amended by this Amendment is hereby ratified and approved in all respects.

4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Employment Agreement to be effective as of the day and year first written above no withstanding the actual date of signature.

“EMPLOYEE”	“THE COMPANY”
JAMES F. VERHEY	BUSINESS STAFFING, INC.

/s/ James F. Verhey	By:	/s/ Richard E. Stoddard
James F. Verhey		Richard E. Stoddard
President

2